Exhibit 5.2

February 10, 2021

Board of Directors

ComSovereign Holding Corp.

5000 Quorum Drive, STE 400

Dallas, TX 75254

Re:	Registration Statement on Form S-1 for ComSovereign Holding Corp.

Ladies and Gentlemen:

We have acted as New York counsel to ComSovereign Holding Corp., a Nevada corporation (the “Company”), in connection with the preparation of (i) the Company’s registration statement on Form S-1, Registration No. 333-252780 (the “Initial Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 5, 2021, as thereafter amended or supplemented, (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) pursuant to the Securities Act and the Rules (the “Rule 462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). The Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $4,600,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”), and (ii) a proposed maximum aggregate offering price of $176,000 of warrants (the “Warrants”) to purchase shares of Common Stock (the “Underwriter Warrant Shares”) to be issued to Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “Representative”), or its designees, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein, substantially in the form filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”). The Shares, the Warrants and the Underwriter Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended to date and as filed as exhibits to the Initial Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Rule 462(b) Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement to be entered into by the Company and the Representative, (v) a certificate executed by an officer of the Company, dated as of the date hereof, (vi) the form of the Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Board of Directors

ComSovereign Holding Corp.

February 10, 2021

Our opinion herein is expressed solely with respect to the federal laws of the United States and the New York Business Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	With respect to the Warrants, provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus contained therein has been delivered and filed with the Commission as required by all applicable laws; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the underwriters named therein by all necessary corporate action; (iii) the Underwriting Agreement is in substantially the form filed as an exhibit to the Initial Registration Statement; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Underwriting Agreement and as described in the Registration Statement and the related Prospectus so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company pursuant to the Underwriting Agreement and delivered against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Rule 462(b) Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Initial Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP